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                                                                      Exhibit 15

                      LETTER OF PRICEWATERHOUSECOOPERS LLP
                REGARDING UNAUDITED INTERIM FINANCIAL STATEMENTS


Securities Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated November 12, 1999 on our review of the interim consolidated financial information of Too, Inc. (the "Company") as of and for the thirteen and thirty-nine week periods ended October 30, 1999 and included in the Company's quarterly report on Form 10-Q for the thirteen weeks then ended is incorporated by reference in the Company's Registration Statement on Form S-8 for the Too, Inc. 1999 Savings and Retirement Plan. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a report or a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
December 23, 1999